                                                                        Exhibit 24

                                  AUTHORIZATION

The undersigned hereby authorize and designate Shamrock Activist Value Fund,
L.P. to sign on the undersigned's behalf any Form 3, Form 4 and/or Form 5 pursuant to the Securities Exchange Act of 1934 with respect to securities of
Websense, Inc. for so long as the undersigned may be deemed to have beneficial ownership or a pecuniary interest in any such securities.

Dated: March 14, 2008

                                 SHAMROCK ACTIVIST VALUE FUND II, L.P.
                                   By: Shamrock Activist Value Fund GP,
                                       L.L.C., its general partner
                                   By: Shamrock Partners Activist Value Fund,
                                       L.L.C., its managing member

                                     /s/ Michael J McConnell
                                     -------------------------------------------
                                     Name:  Michael J. McConnell
                                     Title: Vice President

                                 SHAMROCK ACTIVIST VALUE FUND III, L.P.
                                   By: Shamrock Activist Value Fund GP,
                                       L.L.C., its general partner
                                   By: Shamrock Partners Activist Value Fund,
                                       L.L.C., its managing member

                                     /s/ Michael J. McConnell
                                     -------------------------------------------
                                     Name:  Michael J. McConnell
                                     Title: Vice President

                                     /s/ Stanley P. Gold
                                     -------------------------------------------
                                     Stanley P. Gold